Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. 1350, as adopted), Paul O. Koether, the Chief Executive Officer of Kent Financial Services, Inc., (the "Company"), and Bryan P. Healey, the Chief Financial Officer  of the Company each hereby certifies that, to the best of his  knowledge:

1.
The Annual Report on Form 10-KSB of the Company for the period ended December 31, 2007, (the "Annual Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended;

and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    March 28, 2008

/s/ Paul O. Koether
Paul O. Koether
 Chief Executive Officer

/s/ Bryan P. Healey
Bryan P. Healey
Chief Financial Officer